SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                        (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              Rawlings Sporting Goods Company, Inc.
         (Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction
          applies:
          ___________________________________________________________

     2) Aggregate number of securities to which transaction applies:

          ___________________________________________________________

     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11 (set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
          ___________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          ___________________________________________________________

     5)   Total fee paid:
          ___________________________________________________________


[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
          _____________________________________________________
     2)   Form, Schedule or Registration Statement No.:
          _____________________________________________________
     3)   Filing Party:
          _____________________________________________________
     4)   Date Filed:
          _____________________________________________________

              RAWLINGS SPORTING GOODS COMPANY, INC.
                       1859 INTERTECH DRIVE
                     FENTON, MISSOURI  63026


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Rawlings Sporting Goods Company, Inc. (the "Company") will be held at the Marriott West Hotel, 660 Maryville Centre Drive, St. Louis, Missouri 63141 on Thursday, January 15, 1998 at 10:00 a.m., Central Time, to consider and take action with respect to the following:

     1. To elect two Directors for a class of Directors to serve until the annual meeting following the Company's fiscal year ending August 31, 2000.

     2.   To approve the amendment of the Company's 1994
          Long-Term Incentive Plan increasing the total number of shares of Common Stock available for issuance upon the exercise of options granted under such Plan by 500,000 shares to an aggregate of 1,125,000 shares of Common Stock.

     3.   To approve the amendment of the Company's
          Certificate of Incorporation to increase the maximum number of individuals who can be members of the Board of Directors from seven to ten.

     4. To ratify the Board of Directors' selection of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 1998.

     5. To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on November 18, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     All stockholders are cordially invited to attend the meeting.


                              By Order of the Board of Directors



                              Howard B. Keene
                                  Secretary


Dated:  December 8, 1997



                     YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE
MEETING.

              RAWLINGS SPORTING GOODS COMPANY, INC.
                       1859 INTERTECH DRIVE
                     FENTON, MISSOURI  63026


                         PROXY STATEMENT

                   MAILED ON DECEMBER 8, 1997

  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 15, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rawlings Sporting Goods Company, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held on January 15, 1998 and at any adjournments thereof. The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders (the "Notice") which accompanies this Proxy Statement.

     The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph, and the Company may pay persons holding shares for others their expenses in sending proxy materials to their principals.


               VOTING SECURITIES AND VOTES REQUIRED

     Only stockholders of record at the close of business on November 18, 1997 ("Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 7,731,646 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     The holders of record of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or withhold a vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     Each candidate for election as a Director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present, is required (i) to approve the amendment of the 1994 Long-Term Incentive Plan, and (ii) to ratify the Board of Directors' selection of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 1998. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding at the close of business on the Record Date is required to approve the amendment of the Certificate of Incorporation.

     Shares represented by proxies which are marked "WITHHELD" with regard to the Election of Directors will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with respect to the other matters presented for consideration at the Annual Meeting will be considered present in person or represented by proxy at the meeting and, accordingly, will have the effect of a negative vote because those matters each require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, or in the case of the proposed amendment to the Company's Certificate of Incorporation, a majority of the shares outstanding on the Record Date. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions with respect to a particular matter ("broker non-votes"), those shares will have no effect on the outcome of such matter.

     Shares entitled to vote represented by proxies which are properly executed and returned before the Annual Meeting will be voted at the Annual Meeting as directed therein. If no vote is specified therein, the shares will be voted "FOR" the election of the Directors named as nominees in the Proxy Statement, "FOR" the approval of the proposed amendment of the 1994 Long-Term Incentive Plan, "FOR" the approval of the proposed amendment of the Certificate of Incorporation, and "FOR" the ratification of the selection of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 1998.

     The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders insofar as the proxies are not limited to the contrary. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by delivering to any of the persons named as proxies, or to the Company addressed to the Secretary, an instrument revoking the proxy, by appearing at the Annual Meeting and voting in person or by executing a later dated proxy which is exercised at the Annual Meeting.


                      PRINCIPAL STOCKHOLDERS

     The stockholders named in the following table are the only stockholders known to the Company to be the beneficial owners of five percent (5%) or more of the Company's Common Stock as of October 31, 1997. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition, of a security.

Name and Address of           Amount and Nature of     Percent
Beneficial Owners             Beneficial Ownership     of Class

First Pacific Advisors, Inc.       893,500(1)            11.5%
1140 West Olympic Boulevard,
Suite 1200
Los Angeles, California 90064


Robert M. Raiff                    595,000(2)             7.7%
152 West 57th Street
New York, New York 10019

(1) This amount, as reflected in an amended report on Schedule 13G dated February 12, 1997, consists of no sole voting power, shared voting power with respect to 368,500 shares, no sole dispositive power and shared dispositive power with respect to 893,500 shares.

(2)  This amount, as reflected on Schedule 13D dated October 9,
     1997, consists entirely of sole voting and dispositive power, with no shared voting or dispositive power.

                  STOCK OWNERSHIP OF DIRECTORS,
         THE NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

     The following table and notes thereto set forth information, as of August 31, 1997, with respect to the beneficial ownership of shares of Common Stock by each Director, each person nominated by the Board for election to the Board of Directors and each Executive Officer named in the Summary Compensation Table and by the Directors and Executive Officers of the Company, as a group, based upon information furnished to the Company by such persons:

                  AMOUNT OF BENEFICIAL OWNERSHIP
                     AS OF AUGUST 31, 1997(1)


NAME OF BENEFICIAL OWNER      AMOUNT AND NATURE OF     PERCENT
                              BENEFICIAL OWNERSHIP     OF CLASS

Carl J. Shields                    157,484 (2)           1.2%
Andrew N. Baur                      15,290 (3)              *
Michael McDonnell                   72,522 (4)              *
William C. Robinson                 34,125 (5)              *
Michael J. Roarty                   12,625 (5)              *
Linda L. Griggs                      1,125 (6)              *
Robert S. Prather, Jr.                   0 (7)              *
Howard B. Keene                     67,900 (8)              *
Randy D. Black                      39,919 (9)              *
Paul E. Martin                      39,348 (10)             *
J. Michael Thompson                 35,745 (11)             *
All Directors and Executive        546,415                  7.0%
  Officers as a Group (11 persons)

______________________________

*  Less than 1%


(1) Each Director and Executive Officer owning shares listed or included in this table exercises sole voting and dispositive power over such shares, except as otherwise indicated in footnotes (2) through (10). Included in the table are shares underlying options that are exercisable within sixty days after August 31, 1997.

(2) This amount includes 150,966 shares of Common Stock underlying options granted under the Rawlings Sporting Goods Company, Inc. Long-Term Incentive Plan (the "Stock Option Plan"), 1,000 shares of Common Stock beneficially owned by Mr. Shields' spouse with respect to which Mr. Shields has shared voting and dispositive power, and 1,137 shares beneficially owned under the Rawlings Sporting Goods Company, Inc. Savings Plan (the "401(k) Plan") as to which Mr. Shields has sole voting and dispositive power.
     Mr. Shields resigned his position as Director, Chairman, Chief Executive Officer and President on October 22, 1997.

(3) This amount includes 2,625 shares of Common Stock underlying options granted under the Rawlings Sporting Goods Company, Inc. Non-Employee Directors' Stock Plan ("Directors' Plan") and 3,295 shares of Common Stock Mr. Baur is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.

(4) This amount includes 2,625 shares of Common Stock underlying options granted under the Directors' Plan and 3,397 shares of Common Stock Mr. McDonnell is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.

(5) This amount includes 2,625 shares of Common Stock underlying options granted under the Directors' Plan.

(6) This amount includes 625 shares of Common Stock underlying options granted under the Directors' Plan.

(7) This amount does not include Common Stock which may be purchased by Bull Run Corporation pursuant to Common Stock Purchase Warrants because such Warrants are not exercisable. Mr. Prather is President and Chief Executive Officer of Bull Run Corporation.

(8) This amount includes 57,785 shares of Common Stock underlying options granted under the Stock Option Plan and 10,115 shares beneficially owned under the 401(k) Plan as to which Mr. Keene has sole voting and dispositive power.

(9) This amount consists of 36,794 shares of Common Stock underlying options granted under the Stock Option Plan, and 3,125 shares of Common Stock beneficially owned under the 401(k) Plan as to which Mr. Black has sole voting and dispositive power.

(10) This amount includes 36,858 shares of Common Stock underlying options granted under the Stock Option Plan, and 490 shares of Common Stock beneficially owned under the 401(k) Plan as to which Mr. Martin has sole voting and dispositive power.

(11) This amount includes 34,043 shares of Common Stock underlying options granted under the Stock Option Plan, and 902 shares of Common Stock beneficially owned under the 401(k) Plan as to which Mr. Thompson has sole voting and dispositive power.


                      ELECTION OF DIRECTORS

     At this Annual Meeting, two Directors will be elected for a term expiring at the annual meeting following the Company's fiscal year ending August 31, 2000. Andrew N. Baur and Robert S. Prather, Jr. have informed the Company they are willing to serve for the term to which they are nominated if they are elected. If either of these nominees should become unavailable for election or is unable to serve as a Director, the shares represented by proxies voted in favor of him will be voted for any substitute nominee as may be named by the Board of Directors. The candidate for election as a Director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting.

     The ages, terms of office and certain other information as of August 31, 1997 with respect to Andrew N. Baur and Robert S.
Prather, Jr., and each of the other persons serving as directors are as follows:


   INFORMATION CONCERNING THE NOMINEE FOR TERM EXPIRING AT THE
     ANNUAL MEETING OF STOCKHOLDERS FOLLOWING THE FISCAL YEAR
                      ENDING AUGUST 31, 2000

                                               If Elected,
                                             Term Expires at
                                             Annual Meeting
                                             of Stockholders
                                                following
     Name and              Served as         the Fiscal Year
Principal Occupation       Director Since    Ending August31,

ANDREW N. BAUR, age 53            1994                 2000

Acting Chairman of the Board of the
Company since October 1997; Chairman
of Mississippi Valley Bancshares, a
bank holding company, and Chairman of
Southwest Bank of St. Louis, the bank
subsidiary of Mississippi Valley
Bancshares, since 1984; part owner of
the St. Louis Cardinals Major League
Baseball team since 1996.

ROBERT S. PRATHER, JR., age 53     Has not served      2000
President and Chief Executive
Officer of Bull Run Corporation
since 1992; director of Gray
Communications Systems, Inc. since
1993 and interim Executive Vice
President-Acquisitions since 1996;
Chairman of the Board of Phoenix
Corporation, a steel service center,
from 1980 to 1992.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF ANDREW N. BAUR AND ROBERT S. PRATHER, JR. AS
DIRECTORS OF THE COMPANY.

            INFORMATION CONCERNING REMAINING DIRECTORS

                                               If Elected,
                                             Term Expires at
                                             Annual Meeting
                                             of Stockholders
                                                following
     Name and              Served as         the Fiscal Year
Principal Occupation       Director Since    Ending August31,

LINDA L. GRIGGS, age 48            1996                1998
Partner in the Business and
Finance Section of the law
firm of Morgan, Lewis &
Bockius LLP.


WILLIAM C. ROBINSON, age 47        1994                1998
President of The Treehouse
Florida Fancy, Inc. since 1990;
a consultant to F.W. Woolworth
Co. from 1988 to 1990; President
and Chief Executive Officer of
Robby's Sports, a 49-store sporting
goods retail chain, from 1973
to 1988.

MICHAEL MCDONNELL, age 58          1994                1999
President of West Union Corporation,
a holding company for the distribution
of hardware and the manufacturing of
building products, since 1980;
director of National Commerce Bancorp.;
part owner of the St. Louis Cardinals
Major League Baseball team since 1996.

MICHAEL J. ROARTY, age 69          1994           1999
Consultant to Anheuser-Busch
Companies, Inc., a brewery, since
October 1994; previously Executive
Vice President - Marketing of
Anheuser-Busch Companies, Inc.

             BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than one and no more than seven members as shall be determined from time to time by vote of a majority of the Directors then in office. The proposed amendment to the Certificate of Incorporation would increase the maximum number of members of the Board of Directors to ten. The Board of Directors currently consists of five members, but effective at the Annual Meeting, the Board has increased the number of directors to six. Article Six of the Company's Certificate of Incorporation provides that from and after the first annual meeting of the stockholders the Company's Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of Directors constituting the Board permits. The members of each class are elected to serve for a term of three years and until their successors are duly elected and qualified, or until a member's death, resignation or removal.

     Under the present schedule, regular meetings of the Board of Directors are held four times each year and additional special
meetings are called whenever necessary.   The Board met five
times during the fiscal year ended August 31, 1997. All of the Directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served which were held during the fiscal year ended August 31, 1997, except that Michael McDonnell did not attend two of the five meetings of the Board of Directors.

     The Board of Directors has established an Audit Committee consisting of Andrew N. Baur, William C. Robinson and Linda L. Griggs. Mr. Baur serves as Chairman of the Audit Committee. The Audit Committee is authorized to recommend to the Company's Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and to review the planned scope of the annual external and internal audits, the independent accountants' and internal auditors' report to management and management's responses thereto and the effectiveness of the Company's internal audit staff. The Audit Committee met twice during the fiscal year ended August 31, 1997.

     The Board of Directors has also established a Compensation Committee consisting of Michael McDonnell, Michael J. Roarty and William C. Robinson. Mr. Robinson serves as Chairman of the Compensation Committee. The Compensation Committee is authorized to establish remuneration levels for Executive Officers, review the performance of the Chief Executive Officer, review management organization and development, review significant non-equity based employee benefit and executive compensation programs and establish and administer equity-based executive compensation programs, including the 1994 Long-Term Incentive Plan. The Compensation Committee met one time during the fiscal year ended August 31, 1997.

     The Board of Directors has not established a nominating committee.

     The Bylaws provide that, unless nominated by the Board of Directors, no person may be elected a director unless notice in writing of such person's nomination by a beneficial or record owner of common stock of the Company shall be received by the Secretary of the Company not less than sixty days prior to the first anniversary of the preceding year's annual meeting; provided that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder must be delivered not later than the close of business on the later of
(i) the sixtieth day prior to such annual meeting, or (ii) the tenth day following the date on which public announcement of the date of such meeting is first made. Such notice must set forth
(a) the name and address of the nominating stockholder and of the nominee, (b) a representation that such stockholder is a beneficial or record owner of stock of the Company entitled to vote in the election of directors at such meeting and intends to appeal in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) the name and address of the record holder of the stock as it appears in the Company's books and of the beneficial owners thereof, if any, on whose behalf the nomination is made, (d) the class and number of shares which are owned beneficially and of record by the nominating stockholders and each proposed nominee, (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder, (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the SEC pursuant to Regulation 14A promulgated under the Exchange Act had the nominee been nominated or intended to be nominated by the Board of Directors, and (g) the consent of each nominee to serve as a director of the Company if elected.


                    COMPENSATION OF DIRECTORS

     The Company's Directors, except for those who are also employees of the Company, receive an annual retainer fee of $15,000 for service as a Director. In addition, each non-employee Director receives meeting attendance fees of $1,000 per meeting for special Board meetings or Committee meetings not held in conjunction with a regular Board meeting. The Company also reimburses all of its Directors for their out-of-pocket expenses incurred in the performance of their duties as Directors of the Company.

     Pursuant to the Rawlings Sporting Goods Company, Inc. 1994 Non-Employee Directors' Stock Plan (the "Directors' Plan"), the non-employee Directors receive (i) a non-qualified stock option having an exercise price equal to the fair market value on the date of grant for 2,500 shares of the Common Stock upon their initial election or appointment and, thereafter, a non-qualified stock option for 1,000 shares of the Common Stock annually at the date of the annual meeting, except that no more than one stock option award may be granted to each non-employee Director in a given calendar year, and (ii) the right to defer receipt of fees in cash, and receive instead the right to delivery at a specified future date of that number of shares of Common Stock having a value at the time of deferral equal to the amount of cash deferred.


                      EXECUTIVE COMPENSATION

BACKGROUND

     The Company acquired the assets and liabilities of the Rawlings Sporting Goods Company division (the "Rawlings Business") of Figgie International Inc. ("Figgie") on July 8, 1994. Accordingly, the Company's Board of Directors or the Compensation Committee has determined the amounts of the compensation paid to Executive Officers since July 8, 1994.

     The members of the Company's Compensation Committee during the Company's fiscal year ended August 31, 1997, who are also currently members of the Compensation Committee, were Michael
McDonnell, Michael J. Roarty and William C. Robinson.

     Set forth below is the Compensation Committee's report on executive compensation.

     Notwithstanding anything to the contrary, the following report of the Compensation Committee and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of
Directors is charged with the responsibility to administer compensation programs for the Company's executives. To this end, the Committee has established the following fundamental philosophy for executive compensation:

          An appropriate and significant portion of each executive's total compensation should be performance-based and linked to the creation of value for stockholders, and

          Market practices and compensation levels must be considered when establishing an appropriate program for executives in order to assist the Company in attracting and retaining high quality talent.

     Pursuant to this philosophy, the Company's executive compensation plans have been designed to remunerate executives through three primary sources - base salary, annual cash incentives and long-term equity-oriented incentives. The entire program has been formulated so that the portion of an executive's total compensation being derived from variable, performance-based pay is greater at increasing levels of responsibilities.

     Details regarding each of the primary facets of executive compensation, along with a discussion of the awards made in fiscal 1997, follows.

     Base Salary

     The Company targets salaries for executives at the median (size-adjusted 50th percentile) of the competitive marketplace. For purposes of each of the primary facets of compensation, the competitive marketplace includes organizations of similar size in the sporting goods industry.

     In 1994, the Committee determined, with the assistance of an independent, executive compensation consultant, that salaries for the Company's top executives needed to be increased to reflect the additional duties and responsibilities resulting from the Company's spin-off from Figgie. A multi-year process was implemented to move salaries for these executives to market median levels within 2-3 years. The salary increases depicted in the Summary Compensation Table reflect this ongoing process to achieve targeted salary levels.

     As of August 31, 1997, salary levels approximate market medians for the Company's executive group as a whole. In particular, Mr. Shields' salary ($260,000) at the time of his resignation was below the market median. Future increases to executive salaries will be based on the Committee's discretionary evaluation of Company and individual performance and increases occurring within the marketplace.

     Annual Cash Incentives

     The Company maintains a management incentive plan whose participants include certain management employees and all of the Company's executives. The plan provides for the payment of annual cash awards based upon the achievement of specified Company goals and an evaluation of each executive's individual performance.

     Incentive opportunities are established for each executive level, stated as a percentage of base salary. These opportunities are set at levels designed to approximate median incentive opportunities for similar positions within the competitive marketplace. Actual awards earned are a function of Company performance; thus, actual awards to the Company's executives may be below or above actual median awards in the marketplace depending on how the Company performs.

     Annual incentives earned for fiscal 1997, as shown in the Summary Compensation Table, reflect the Committee's evaluation of the Company's performance against stated financial goals for 1997. As the Company did not achieve 100% of its planned goals (primarily based on achievement of specified net income levels), the amounts earned reflect awards below targeted incentive levels.

     Long-Term Equity-Based Compensation

     The Company maintains a long-term incentive plan which provides for the grant of stock-based incentive awards to certain management employees and all of the Company's executives.

     The Company utilizes nonqualified stock options granted at fair market value as its primary long-term incentive. From time to time, executives are granted stock options at levels determined by the Committee based on a number of subjective factors, including among other things, a general desire to approximate median award levels within the competitive marketplace. Since the executives derive no value from the options unless the value of the Company's stock increase, these awards support the Company's objective of linking executive compensation to the creation of shareholder value.

     Awards made to the Company's executives in fiscal 1997, including the 38,461 options granted to Mr. Shields, approximate the median level of awards made to executives in similar positions within the competitive marketplace.

     Section 162(m)

     In December 1995, the IRS finalized rules regarding the deductibility of compensation under Internal Revenue Code Section 162(m). The rules state that compensation in excess of $1 million annually to any one executive will be non-deductible for income tax purposes unless the compensation is "performance based." At this point, none of the compensation paid by the Company to its executives is non-deductible. The Committee will monitor IRS rules and the Company's executive compensation program to ensure, to the extent appropriate, that full deductibility for such payments continues.

     Michael J. Roarty                  William C. Robinson
                        Michael McDonnell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As discussed above under "Compensation Committee Report," the Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers. During the fiscal year ended August 31, 1997, the members of the Compensation Committee were Michael McDonnell, Michael J. Roarty and William C. Robinson. None of the members of the Compensation Committee were, during the fiscal year ended August 31, 1997, an officer or employee of the Company or any of its subsidiaries, or otherwise were formerly an officer of the Company or any of its subsidiaries.

SUMMARY OF COMPENSATION

     The following table shows information concerning compensation earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company whose salary and bonus for the twelve months ended August 31, 1997 exceeded $100,000. This information is provided for the fiscal years ended August 31, 1997, 1996 and 1995.



                                SUMMARY COMPENSATION TABLE


                              Annual Compensation                 Long-Term
                                                                 Compensation
                                                                    Awards

Name and                                                          Securities   All Other
Principal             Fiscal                      All Other       Underlying Compensation
Position              Year    Salary    Bonus     Compensation/1/ Options         /2/

Carl J. Shields /3/   1997    $257,500  $ 24,121       $  -       38,461       $4,750
Former Chairman,      1996     245,000   109,964          -       44,722        2,875
President and         1995     190,000       -            -            -        3,650
Chief Executive
Officer

Howard B. Keene /3/   1997    154,500     11,133       $  -       15,384        4,214
President and Chief   1996    147,500     49,875          -       17,111        4,069
Executive Officer     1995    119,542         -           -          -          2,716

Randy D. Black        1997    138,750      9,991          -       13,846        4,173
Vice President,       1996    132,500     48,744          -       13,889        3,841
Marketing             1995    113,705         -       19,253      22,919         2,701

Paul E. Martin /4/    1997    134,125      9,670          -       13,333        4,236
Chief Financial       1996    126,250     43,986          -       12,778        2,600
Officer               1995     25,728         -           -       35,844             -

J. Michael Thompson   1997    128,705      9,277          -       12,820         2,975
Vice President, Sales 1996    121,500      47,717         -       12,222         3,674
                      1996    102,500          -        21,039    21,622         2,325

/1/  The amounts indicated for 1995 represent the incremental cost to the Company of expenses associated with the use of a company car (Mr. Black - $6,000; Mr. Thompson -
     $4,545) and of moving expenses (Mr. Black - $13,253; and Mr. Thompson - $16,494).

/2/  The amounts indicated reflect matching contributions made by the Company pursuant to the Rawlings Sporting Goods Company, Inc. Savings Plan (the "401(k) Plan").

/3/  Mr. Shields resigned as Director, Chairman, Chief Executive Officer and President of
     the Company on October 22, 1997.  Mr. Keene was elected President and Chief Executive
     Officer after Mr. Shields' resignation, and prior thereto was the Chief Operating
     Officer.

/4/  Mr. Martin became Chief Financial Officer in June 1995.



STOCK OPTIONS

     The following tables set forth certain information concerning options granted during the fiscal year ended August 31, 1997 to the Executive Officers named in the Summary
Compensation Table and the number and value of the unexercised options held by such persons on August 31, 1997:


                         OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)
                                                                                         Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock
                                                                                             Price Appreciation for
                              Individual Grants                                                   Option Term /2/

     (a)                  (b)                (c)             (d)              (e)         (g)          (h)

                                           % of Total
                       Number of           Options/SARs
                       Securities          Granted to     Exercise or
                       Underlying Option/  Employees in   Base Price       Expiration
        Name           SARs Granted (#)    Fiscal year    $/SH)              Date        5% ($)       10%($)

Carl J. Shields          38,461              25%         $9.75/sh       10/24/2006          $0           $0
Howard B. Keene          15,384              10%         $9.75/sh       10/24/2006       $94,330       $239,052
Randy D. Black           13,846               9%         $9.75/sh       10/24/2006       $84,900       $215,153
Paul E. Martin           13,333               9%         $9.75/sh       10/24/2006       $81,754       $207,181
J. Michael Thompson      12,820               8%         $9.75/sh       10/24/2006       $78,609       $199,210

/1/       The options have an exercise price equal to the market price on the date of grant and become exercisable as to one-third of the initial number of underlying shares of Common Stock on each of the first, second and third anniversaries of the date of grant, subject to acceleration in the event of death or disability of the optionee, a change in control (as defined in the Stock Option Plan) or as otherwise determined by the Compensation Committee.

/2/       The potential realizable value represents the amount each Executive Officer might realize if the stock appreciates annually at the assumed rates of 5% and 10% for the full period of the options (10 years).
          The amounts represent only hypothetical values and there can be no assurance that such growth rates in stock price will be achieved.  The actual amount realized by each Executive Officer will be determined at the time the options are exercised and will be based on the excess of the fair market value of the stock at the time of exercise over the exercise price.  For comparison, the total realizable value for all stockholders, assuming 5% and 10% annual growth rates for 10 years, would be approximately
          $47 million and $120 million, respectively, based upon an acquisition price of $9.75 per share.

/3/       Mr. Shields resigned as Director, Chairman, Chief Executive Officer and President of the Company on
          October 22, 1997, less than one year after the option grant was made to him in the last fiscal year.
          Accordingly, none of the options granted in the last fiscal year were vested at the time his employment was terminated and therefore none of the options can be exercised.



          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                     OPTION/SAR VALUES

   (a)            (b)                  (c)                  (d)                           (e)

                                              Number of Securities Underlying      Value of Unexercised
                    Shares                      Unexercised Options/SARs at       In-the-Money Options/
                 Acquired on         Value              FY-End(#)                     SARs at FY-End($)
                 Exercise (#)      Realized ($)         Exercisable/                  Exercisable/
   Name               /1/                 /1/           Unexercisable                 Unexercisable

Carl J. Shields         0                  0           150,966/40,549                $56,979/$44,682

Howard B. Keene         0                  0           57,785/15,760                 $21,980/$17,238

Randy D. Black     0                  0           36,794/13,860                 $18,211/$14,726

Paul E. Martin     0                0             36,858/25,097                 $39,305/$25,067

J. Michael Thompson   0               0           34,043/12,621                 $16,196/$13,304

/1/       No options were exercised.

/2/       The closing price of the Common Stock on the Nasdaq National Market on August 29, 1997 was $10.562 per
          share.  Value is calculated by determining the difference between the option exercise price and
          $10.562, multiplied by the number of shares of Common Stock underlying the options.


RETIREMENT PLANS

     All of the Executive Officers of Rawlings who were previously employees of Figgie accrued retirement income credits under Figgie's Retirement Income Plan II (the "Figgie Plan") until the date of the initial public offering of the Company's shares (the "IPO"). Such employees will receive upon retirement benefits accrued under the Figgie Plan up until the date of the IPO. In connection with the acquisition of the Rawlings Business from Figgie, each of the Company's employees has been given credit for vesting and eligibility to receive benefits under the Company's retirement plan for service as an employee of Figgie. In return, Figgie has provided full vesting under the Figgie Plan for all employees of Rawlings who were previously employees of Figgie.

     As of July 8, 1994, the date of the IPO, the annual benefits payable upon retirement under the Figgie Plan, including accrued benefits from a prior plan which was terminated on November 21, 1988, to the individuals named in the Summary Compensation Table who were employees of Figgie are as follows: Mr. Shields, $6,005; Mr. Keene, $9,372; and Mr. Thompson, $6,621.

     The Company has not adopted a retirement plan.

SEVERANCE AGREEMENTS

     In October 1995, the Company entered into severance agreements with each of the Executive Officers named in the Summary Compensation Table and Ted C. Sizemore, the Vice
President, Baseball Development and International Sales, of the
Company, which provide various severance benefits to the Executive Officers if their employment with the Company is terminated under certain circumstances following a change in control of the Company. The agreements provide that a change in control of the Company is deemed to have occurred if (i) a person acquires beneficial ownership of 20% or more of the Company's voting stock, (ii) individuals who, at the date of the agreement or the beginning of a two-year period thereafter, constitute the Board of Directors, cease for any reason to constitute a majority of the Board, (iii) the stockholders approve a liquidation of the Company, a sale or disposition of all or substantially all of the Company's assets, or a merger, consolidation or reorganization of the Company other than one that would result in (a) the holders of the Company's voting stock continuing to own beneficially more than 50% of the outstanding stock of the resulting corporation,
(b) no person who did not own voting stock prior to the transaction owning 20% or more of the outstanding stock of the resulting corporation, and (c) at least a majority of the board of directors of the resulting corporation being members of the Board of Directors of the Company at the date the severance agreement was signed or at the beginning of a two-year period thereafter that precedes the corporate transaction, or (iv) the Board concludes that the Executive Officer is entitled to the benefits because of the occurrence, threat or imminence of an event with consequences similar to the foregoing.

     Each of the agreements provides for severance payments in the event of termination of the Executive Officer's employment within a specified period after a change in control of the Company (two and one-half years for Mr. Keene and two years for other Executive Officers), unless the Executive Officer's employment is terminated by the Company or its successors for "cause" or "disability", because of the Executive Officer's death or "retirement" or by the Executive Officer's voluntary termination for other than "good reason", in each case as such terms are defined in the agreements. The benefits consist of the following: (a) an amount equal to two and one-half times for Mr. Keene and two times the highest base salary paid to each of the other Executive Officers at any time up to the termination of such Executive Officer's employment; (b) salary and bonus (prorated assuming annual bonuses were paid at the target level) to the date of termination; (c) medical, dental, long-term disability and group term life insurance benefits for two and one-half years for Mr. Keene and two years for other Executive Officers if the Executive Officer makes his or her required contribution; and (d) acceleration of the vesting of all stock options. Under the Deficit Reduction Act of 1984, severance payments that exceed a certain amount subject both the Company and the Executive Officer to adverse U.S. federal tax consequences. Each of the agreements provides that the Company shall pay the Executive Officer (i) the severance benefits reduced to the extent necessary to avoid an excise tax or
(ii) unreduced severance benefits if, after application of the excise tax, the severance benefits would be greater than the severance benefits provided for in clause (i) above.


                     STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on an investment of $100 in the Common Stock on June 30, 1994 (the date on which the Common Stock began trading on the Nasdaq National Market) to August 31, 1997 with the cumulative total return over the same period of (i) the Nasdaq Composite Market Index and (ii) the Standard & Poor's Leisure Time Index and assumes dividend reinvestment through the fiscal year ending August 31, 1997:


           Total Stockholder Return (6/30/94 - 8/31/96)
              Stock Price Appreciation and Dividends

TOTAL STOCKHOLDER RETURN (6/30/94 TO 8/31/96)     STOCK PRICE
APPRECIATION AND DIVIDENDS


Graphical material has been omitted for purposes of this electronic filing. The data included in such material compares the performance of the company's Common Stock (based upon stock appreciation and dividends) with the NASDAQ Index Composite and the Leisure Time Products Index, assuming each such item was set at 100 points on June 30, 1994 (the date of the Company's initial public offering). The following is the data set forth on such chart:

                    June 30,     August 31,     August 31,     August 31,        August 31,
                     1994           1994           1995           1996             1997


Rawlings Sporting
 Goods Company,
 Inc.                 100            104             79             80             88

Leisure Time
Products Index        100            110            114            134            164

NASDAQ Index
 Composite            100            108            145            162            224


                       CERTAIN TRANSACTIONS

     Mr. Baur is an executive officer of St. Louis Cardinals L.P. During the fiscal year ended August 31, 1997, the Company sold approximately $387,000 of product to St. Louis Cardinals L.P. The Company believes that the terms and prices for the sale of these products are no less favorable than those obtained from unaffiliated parties.


               COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Company's Common Stock and other equity securities. In addition, under Section 16(a), a director, executive officer or 10% stockholder who is a trustee and has a pecuniary interest (such interest includes situations where a member of the trustee's immediate family is a beneficiary of the trust) in any holding or transaction in the Company's securities held by the trust, must report the holding or transaction on the trustee's individual form. Securities and Exchange Commission regulations require directors, executive officers, greater than 10% stockholders and reporting trusts to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 1997, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were met, except that Michael McDonnell filed an annual statement of beneficial ownership on Form 5 disclosing one sale of common stock during such fiscal year, which was in lieu of a late statement of changes in beneficial ownership on Form 4.


                 APPROVAL OF PROPOSAL TO INCREASE
          THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER
                  THE 1994 EQUITY INCENTIVE PLAN

GENERAL

     In June 1994, the Company's 1994 Long-Term Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors and approved by the Company's stockholders. The Incentive Plan provides for discretionary grants of incentive awards to executive officers and other key employees of the Company and its subsidiaries, including any director or officer who is also an employee. The awards that may be made under the Incentive Plan include stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, stock granted as a bonus or in lieu of other awards, dividend equivalents and other equity-based awards. At this Annual Meeting, stockholders are being asked to consider and act upon a proposal which would increase the total number of shares of Common Stock of the Company that may be issued pursuant to awards granted under the Incentive Plan by 500,000 shares. A summary of the material features of the Incentive Plan is set forth below.

PURPOSE

     The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward executive officers and key employees of the Company and its subsidiaries and to enable such employees to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interest between such employees and the Company's stockholders. The Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors, the members of which must each be a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee is appointed by the Board of Directors and must consist of two or more directors of the Company. Subject to the terms and conditions of the Incentive Plan, the Compensation Committee is authorized (i) to designate participants, (ii) determine the type and number of awards to be granted, (iii) set terms and conditions of such awards (including performance goals upon which the exercise or settlement of awards may be conditioned), (iv) prescribe terms of award agreements, (v) interpret and specify rules and regulations under the Incentive Plan, and (vi) make all other determinations which may be necessary or advisable for the administration of the Incentive Plan. The Incentive Plan provides that Compensation Committee members shall not be personally liable, and shall be fully indemnified in connection with any reasonable action, determination or interpretation taken or made in good faith under the Incentive Plan.

SHARES AVAILABLE FOR AWARDS

     The aggregate number of shares of Common Stock reserved for delivery to participants in connection with awards under the Incentive Plan was originally 625,000, which number is proposed to be increased by 500,000 to 1,125,000 shares of Common Stock pursuant to the amendment of the Incentive Plan which is submitted to the stockholders for approval. If any shares subject to an award are forfeited or the award is settled in cash or otherwise terminates without a distribution of shares, including a voluntary surrender in exchange for a new award under the Incentive Plan, the shares subject to such award will again be available for awards under the Incentive Plan. In addition, during any calendar year, no participant may be granted awards that may be settled by delivery of more than 250,000 shares (subject to anti-dilution adjustments), and no participant may be paid cash during any calendar year in respect of an award the amount of which exceeds the greater of the fair market value of such number of shares at the date of grant or the date of settlement of the award. Adjustments of the number and kind of shares subject to the share limitations and annual limitations under the Incentive Plan, and subject to outstanding awards, are authorized if the Compensation Committee determines that a dividend or other distribution (whether in cash, shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Incentive Plan. The Compensation Committee may also adjust performance conditions and other terms of awards in response to such events or changes in applicable laws, regulations or accounting principles.

AWARDS

     The Compensation Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, non-qualified stock options ("NQSOs"), and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. For purposes of the Incentive Plan, unless otherwise determined by the Compensation Committee, fair market value per share generally means the closing price of Common Stock on the nearest day preceding the date on which such value is to be determined on which there was a trade, as reported for such day in the table entitled "NASDAQ National Market Issues" contained in The Wall Street Journal or an equivalent successor table. The exercise price per share of stock subject to an option and the grant price of an SAR is to be determined by the Compensation Committee, but generally may not be less than the fair market value of the stock on the date of grant. The term of each such option or SAR, the times at which each such option or SAR shall be exercisable and the provisions requiring forfeiture of unexercised options at or following termination of employment generally will be fixed by the Compensation Committee, except no ISO or related SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, stock, outstanding awards or other property (possibly including notes or obligations to make payment on a deferred basis, such as through "cashless exercises") having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time.

     There are currently approximately 34 persons eligible to participate in the Incentive Plan. Certain executive officers and key employees of the Company have been granted options to purchase an aggregate of 415,122 shares of Common Stock (net of cancellations). Of the options granted under the Incentive Plan to date, 44,643 options have an exercise price equal to $13.88, 100,707 options have an exercise price equal to the $12.00, 1,570 options have an exercise price equal to $9.94, 108,329 options have an exercise price of $9.75, 35,844 options have an exercise price of $9.63, 3,243 options have an exercise price of $9.13, 106,354 options have an exercise price equal to $9.00, 2,920 options have an exercise price of $8.31, 6,750 options have an exercise price of $8.00, and 4,762 options have an exercise price of $7.88. No ISOs or SARs have been awarded pursuant to the Incentive Plan.

     The Incentive Plan also authorizes the Compensation Committee to grant restricted and deferred stock and dividend equivalents. Restricted stock is an award of shares which may not be disposed of and which may be forfeited in the event of certain terminations of employment prior to the end of a restriction period established by the Compensation Committee. A participant granted restricted stock generally would have the other rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, if any, thereon. A participant granted deferred stock would have the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restriction period (which need not be the same as the deferral period). Deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership, although the Compensation Committee may grant dividend equivalents in connection with deferred stock or any other award, or on a free-standing basis. Dividend equivalents entitle the participant to receive, currently or on a deferred basis, cash, stock, other awards, other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents not paid on a current basis may be deemed to have been reinvested in additional shares, awards or other investment vehicles specified by the Compensation Committee.

     The Compensation Committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Compensation Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify. The Compensation Committee may require achievement of preestablished performance targets as a condition of awards becoming exercisable or settleable under the Incentive Plan or as a condition requiring acceleration of the timing of such events.

     Awards may be settled in cash, Common Stock, other awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the distribution of all or part of an award, and may place shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Incentive Plan. The Compensation Committee may condition payments relating to an award upon the withholding of taxes and may provide that a portion of the stock or other property to be distributed (or previously acquired stock or other property surrendered by the participant) will be withheld to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution or to a designated beneficiary upon such person's death. The Compensation Committee may at any time grant awards alone or in addition to, in tandem with or in substitution for other awards under the Incentive Plan or any other Company plan or other rights to payment from the Company. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award, and the exercise price, grant price or purchase price of the new award may be adjusted downward to reflect the "in-the-money" value of the surrendered award.

     The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral periods on any award, and such events will occur automatically in the event of a change in control of the Company. A change in control is generally defined to mean (i) an acquisition of shares giving a person or group beneficial ownership of 25% or more of the voting power of the Company's voting securities, (ii) a change in the membership of the Board of Directors such that the current members, or those elected or nominated by vote of two-thirds of such members and successors so elected or nominated by them, cease to represent a majority of the Board, (iii) certain mergers, recapitalizations, reorganizations or similar transactions substantially reducing the percentage of voting power held by preexisting stockholders of the Company, and (iv) liquidation or sale of all or substantially all of the assets of the Company.

     Options granted prior to and outstanding at the date of this Proxy Statement are all NQSOs and generally provide that such options will become exercisable as to one-third of the initial number of underlying shares of Common Stock on each of the first, second and third anniversaries of the date of grant, subject to acceleration in the event of death or disability of the optionee, a change in control or as otherwise determined by the Compensation Committee. Such options will expire at the earliest of (i) the expiration of 10 years after the date of grant,
(ii) immediately upon the termination of the optionee's employment with the Company or a subsidiary corporation for cause, (iii) the expiration of one year after the date of termination of the optionee's employment with the Company or a subsidiary corporation by reason of death, disability or voluntary retirement, or (iv) the expiration of three months after the date of termination of the optionee's employment with the Company or a subsidiary corporation for any reason other than those referred to in (ii) and (iii) above.

     In addition, the Committee has generally provided in agreements evidencing options granted prior to and outstanding at the date of this Proxy Statement that, to the extent that such options do not expire immediately upon termination of the optionee's employment, such options shall be exercisable during such post-termination period only to the extent that the optionee was entitled to exercise the option at the date of such termination. Notwithstanding the foregoing, options held by an optionee at the time of the termination of the optionee's employment with the Company due to death or disability shall become fully exercisable upon such termination of employment.

AMENDMENTS TO THE PLAN AND TO OUTSTANDING OPTIONS

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Incentive Plan or the Compensation Committee's authority to grant awards thereunder without further stockholder approval, except stockholder approval must be obtained at the next annual meeting the record date of which follows the taking of such action if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted, and the Board of Directors may determine to seek stockholder approval of other amendments in its discretion.
Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility. No amendment or termination of the Incentive Plan may adversely affect the rights of a participant under a previously granted award except with such participant's consent. Unless earlier terminated by the Board of Directors, the Incentive Plan will terminate automatically when no shares remain available for issuance and the Company has no further obligation with respect to any outstanding award.

ADJUSTMENT OF NUMBER AND PRICE OF SHARES

     Adjustments to the number and kind of shares subject to the share limitations and annual limitations under the Incentive Plan, and subject to outstanding awards, are authorized if the Compensation Committee determines that a dividend or other distribution (whether in each, shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Incentive Plan. The Compensation Committee may also adjust performance conditions and other terms of awards in response to such events or changes in applicable laws, regulations or accounting principles.

INCOME TAX CONSEQUENCES.

     The following is a brief discussion of the Federal income tax consequences of transactions under the Plan based on the Code. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

     Incentive Stock Options. No taxable income is realized by the optionee with respect to the grant of an ISO. If shares of Common Stock are issued to an optionee pursuant to the exercise of an ISO, and if no disposition of such shares is made by such optionee within two years after the date of grant of the ISO or within one year after the transfer of such shares of Common Stock to such optionee pursuant to exercise of such ISO, then (1) upon sale of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for Federal income tax purposes.

     If the shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of Common Stock at exercise (or, if less, the amount realized on the disposition of such shares of Common Stock) over the exercise price paid for such shares of Common Stock, and (2) the optionee's employer will be entitled to deduct for Federal income tax purposes the amount included as ordinary income by the optionee, subject to applicable income tax withholding requirements and the limitations imposed by the Code on the deduction of such amounts. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a NQSO.

     The employer is not generally entitled to a deduction with respect to the grant or exercise of an ISO or with respect to the sale of stock received pursuant to such exercise except, as explained above, in connection with certain dispositions of stock received pursuant to the exercise of an ISO prior to the expiration of one year from the date of exercise or two years from the date of grant, and except for certain exercises more than three months after termination of employment.

     The exercise of an ISO may give rise to an increase in alternative minimum taxable income that could result in alternative minimum tax liability for the optionee, unless the optionee engages, within the same year of exercise, in a disqualifying disposition of the shares of Common Stock received upon exercise. In substance, a taxpayer is required to pay the higher of his or her alternative minimum tax liability or his or her "regular" income tax liability. As a result, a taxpayer has to determine his or her potential liability under the alternative minimum tax.

     In general, for purposes of determining the optionee's alternative minimum taxable income, the exercise of an ISO will be treated essentially as if it were the exercise of a NQSO. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, in general, an optionee exercising an ISO with respect to unrestricted shares of Common Stock will have income, for purposes of determining the optionee's alternative minimum tax, in an amount equal to the difference between the exercise price for the shares of Common Stock and the fair market value of the shares of Common Stock on the date of exercise. Special rules apply, however, for purposes of determining the alternative minimum taxable income of a "corporate insider" with respect to the exercise of an ISO.

     Nonqualified Stock Options. Except as noted below for corporate insiders (directors, officers and beneficial owners of 10% or more of the Company's capital stock), with respect to
NQSOs: (1) generally, no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares of Common Stock, if unrestricted, on the date of exercise; and (3) upon sale of the shares acquired, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of Common Stock have been held.

     Insiders (as with non-insiders), generally will be taxed immediately upon the exercise of a NQSO. However, insiders are subject to special rules with respect to options which are exercised within six months from the date of grant or at a time when the exercise price exceeds the fair market value of the stock (i.e., "out-of-the-money options").

     The employer is generally entitled to an income tax deduction with respect to the exercise of a NQSO equal to the amount included as ordinary income by the optionee for the Company's taxable year in which (or with which) ends the taxable year of the optionee wherein the amount is included in the optionee's income, subject to applicable income tax withholding requirements and the limitations imposed by the Code upon the deduction of such amounts.

     Restricted Stock. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. The Company is entitled to a corresponding tax deduction for the amount of ordinary income recognized by the recipient at the time such recipient includes such amount in the recipient's income. However, a recipient who so elects under Section 83(b) of the Code will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (generally determined as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the shares subject to such election are forfeited, the recipient generally will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation since the shares became transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued) will be treated as long-term or short-term capital gain or loss. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)). If Restricted Stock is received in connection with another award under the Incentive Plan (for example, upon exercise of an option), the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for Restricted Stock. A recipient of Restricted Stock should consult with his or her personal tax advisor as to the manner of making, and consequences of, an election under Section 83(b) of the Code.

     THE DISCUSSION ABOVE IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS. THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE ARE BASED ON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME AND MAY BE CHANGED RETROACTIVELY. NO INFORMATION IS PROVIDED AS TO FEDERAL SOCIAL SECURITY TAX, OR STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE ACQUISITION OR EXERCISE OF OPTIONS GRANTED UNDER THE DIRECTORS' STOCK OPTION PLAN OR THE SALE OF SHARES OF COMMON STOCK ACQUIRED UPON SUCH EXERCISE. EACH OPTIONEE SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIED FEDERAL TAX CONSEQUENCES AND AS TO THE SPECIFIC CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

PLAN BENEFITS

     The approval by the stockholders of the Company of the proposed increase in the number of shares of the Common Stock that may be issued under the Incentive Plan will have no effect upon the allocation of benefits under the Incentive Plan to the persons currently eligible to participate in the Incentive Plan. The following table sets forth the Incentive Plan benefits that were received by or allocated to each of the Executive Officers named in the Summary Compensation Table under "Executive Compensation," all current executive officers as a group, and all non-executive officer employees (including all current officers who are not executive officers) as a group. The number and dollar value of awards that will be provided under the Incentive Plan otherwise is not currently determinable. The directors of the Company who are not also executive officers of the Company are not eligible to participate in the Incentive Plan.

                      AMENDED PLAN BENEFITS

Incentive Plan

                                        Dollar         Number
Name and Position                     Value ($)/1/  of Units /2/

Howard B. Keene, President              $  39,219       73,745
and Chief Executive Officer

Randy D. Black, Vice President,            32,938       50,654
Marketing

Paul E. Martin, Chief                      64,371       61,955
Financial Officer

J. Michael Thompson, Vice President,       29,501       46,664
Sales

Executive Group                           163,013      306,453

Non-Executive Officer Employee Group      164,397      107,669

/1/ As of August 29, 1997, the last reported bid price of the Common Stock on the Nasdaq Market System was $10.562 per share. Value is calculated by determining the difference between the per share option exercise price and $10.562, multiplied by the number of shares of common stock underlying the options.
/2/  Consists exclusively of NQSOs.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
PROPOSED INCREASE IN THE NUMBER OF SHARES OF THE COMPANY COMMON
STOCK THAT MAY BE ISSUED UNDER THE INCENTIVE PLAN.


      APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

BACKGROUND

     The Board of Directors has approved an amendment to the Company's Certificate of Incorporation which would increase the maximum number of individuals who can be members of the Board of Directors from seven to ten. Article 6.A. of the Certificate of Incorporation provides as follows:

          "A. The total number of directors constituting the entire Board of Directors shall be not less than one nor more than seven as determined from time to time by vote of a majority of the directors then in office. Each director shall serve for the applicable term as specified below and until his or her successor shall have been duly elected and qualified (except in the event of his or her earlier death, resignation, or removal). No decrease in the number of directors shall shorten the term of any incumbent director."

     On November 18, 1997, the Company's Board of Directors approved an amendment to Article 6.A. of the Certificate of Incorporation which would delete the first sentence thereon in its entirety and replace such sentence with the following:

     "The total number of directors constituting the entire
     Board of Directors shall be not less than one nor more than ten as determined from time to time by vote of a majority of the directors then in office."

The remaining two sentences would not be modified or amended by this proposal.

REASONS IN SUPPORT OF AMENDMENT

     The Board of Directors of the Company support the proposed amendment to the Certificate of Incorporation because it will enable the Company to expand its Board of Directors beyond the current maximum of seven. The Company currently has no members of management on the Board of Directors and may desire to appoint or nominate for election one or more management personnel. The Board of Directors has approved an agreement whereby an additional designee of Bull Run will be appointed to the Board if certain conditions are satisfied. In addition, the Company believes that diversity among directors is important and an increased Board size would enable such diversity to be effected.

REQUIRED VOTE

     The proposed amendment to the Company's Certificate of Incorporation to increase the maximum size of the Board of Directors must be approved by the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
WHICH WOULD INCREASE THE MAXIMUM SIZE OF THE BOARD OF DIRECTORS
TO TEN.


   RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending August 31, 1998. Although the Bylaws of the Company do not require the submission of the selection of independent public accountants to the stockholders for approval, the Board of Directors believes it is appropriate to give stockholders the opportunity to ratify the decision of the Board of Directors.
The Board of Directors will not be bound by the stockholders' vote at the Annual Meeting but will take into account the stockholders' decision.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement should they desire to do so and will also be available to respond to appropriate questions from stockholders.

     Ratification of the selection of the independent public accountants will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE SELECTION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC
ACCOUNTANTS OF THE COMPANY FOR THE COMPANY'S FISCAL YEAR ENDING
AUGUST 31, 1998.


          STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     It is presently anticipated that the 1999 Annual Meeting of Stockholders will be held on January 14, 1999. In accordance with the Bylaws of the Company, stockholder proposals can only be properly brought before the 1999 Annual Meeting of Stockholders if notice thereof, prepared in accordance with the Bylaws, are received at the Company's offices, located at 1859 Intertech Drive, Fenton, Missouri 63026, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than November 16, 1998. Stockholder proposals intended for inclusion in the proxy statement for such Annual Meeting of Stockholders must be received at the Company's offices within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than July 29, 1998. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary of the Company.

                          OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

     To the extent that information contained in this Proxy
Statement is peculiarly within the knowledge of persons other than the management of the Company, it has relied on such persons for the accuracy and completeness thereof.

     UPON THE RECEIPT OF A WRITTEN REQUEST FROM ANY STOCKHOLDER ENTITLED TO VOTE AT THE FORTHCOMING ANNUAL MEETING, THE COMPANY WILL MAIL, AT NO CHARGE TO THE STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT, FOR THE COMPANY'S FISCAL YEAR ENDED AUGUST 31, 1997. REQUESTS FROM BENEFICIAL OWNERS OF THE COMPANY'S VOTING SECURITIES MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO:


                         HOWARD B. KEENE
                            SECRETARY
              RAWLINGS SPORTING GOODS COMPANY, INC.
                       1859 INTERTECH DRIVE
                      FENTON, MISSOURI 63026


     You are urged to complete, date, sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.


                           By Order of the Board of Directors



                              Howard B. Keene
                                    Secretary



Dated:   December 8, 1997